UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2014

CHESAPEAKE OILFIELD OPERATING, L.L.C.
(Exact name of Registrant as specified in its Charter)
Oklahoma	333-187766	45-3338422
(State or other jurisdiction of incorporation)	(Commission File No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.
As previously announced, Chesapeake Energy Corporation expects to spin-off Chesapeake Oilfield Operating, L.L.C. (the “Company”), to be renamed Seventy Seven Energy Inc., after which the Company will be an independent, public company. In connection with the spin-off, the Company has announced that its capital structure is expected to consist of a new senior secured term loan, a new senior secured asset based revolving credit facility, its existing Senior Notes due 2019 and other financing sources, potentially including debt securities issued in the capital markets.
This Current Report contains forward-looking statements. Statements regarding the pursuit, consummation or timing of the proposed spin-off and the composition of the Company’s capital structure, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to costs and difficulties related to the spin-off, market and business conditions, the companies’ financial results and performance, changes in law, availability and terms of any financing, approval by the board of directors of Chesapeake, other actions by Chesapeake, customers and third parties, factors affecting the level of activity in the oil and gas industry, changes in capital expenditures plans, and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q’s and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.
Nothing in this Current Report shall be deemed an offer to sell or a solicitation of an offer to buy any securities of the Company or its subsidiaries.
Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the information provided under this Item 7.01 is being furnished and shall not be deemed to be filed under the Securities Exchange Act of 1934.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE OILFIELD OPERATING, L.L.C.

By:	/s/ CARY D. BAETZ
Cary D. Baetz
Chief Financial Officer
Date:    June 4, 2014